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SunPower Acquires Blue Raven Solar, One of the Fastest Growing Residential Solar Providers in the U.S.

Acquisition complements SunPower’s geographic presence; growing national footprint to accelerate high-growth residential solar business
Company exploring strategic alternatives for Commercial & Industrial Solutions business to double down on residential solar

SAN JOSE, Calif, October 5, 2021 — Today, SunPower Corp. (NASDAQ:SPWR), a leading solar technology and energy services provider, announced it acquired Blue Raven Solar, one of the fastest growing residential solar providers in the U.S. Blue Raven’s growth trajectory and complementary geographic footprint is expected to provide SunPower a path to quickly expand the solar market to serve more customers in underpenetrated areas including the Northwest and Mid-Atlantic regions.

“More than 100 million homeowners could save money by switching to solar today, and we are committed to enabling that transition quickly to benefit both customers and the planet,” said Peter Faricy, CEO of SunPower. “SunPower and Blue Raven share a vision of powering the world with affordable, resilient, sustainable energy. This acquisition will enable us to bring the most powerful and efficient solar technology available to a new set of homeowners and accelerate our growth strategy.”

The acquisition was made for cash consideration of up to $165 million. Blue Raven CEO Ben Peterson will join SunPower’s executive team, and the company expects to build upon Blue Raven’s current employee and contractor relationships.

Since its founding in 2014, Blue Raven has built a profitable and high-growth business, achieving 93% revenue compound annual growth rate (CAGR) with a direct-to-consumer sales and installation model. Blue Raven currently conducts more than 90% of its volume in 14 states that account for only about 5% of SunPower’s sales, creating a significant net-new geographic coverage opportunity for SunPower.

“We’ve always been focused on making it easy for customers to get access to high-quality renewable energy. SunPower offers the most advanced solar solutions and shares our passion for delivering an incredible customer experience,” said Peterson. “Together we will provide even more compelling reasons for homeowners to make the switch to clean, renewable energy. This is a clear win for our organizations and for homeowners everywhere we operate.”

SunPower plans to combine its best-in-class products and digital marketing tools with Blue Raven’s highly successful direct sales model to accelerate the go-to-market strategy and add new best practice capabilities to its national dealer network. In addition, SunPower expects that Blue Raven’s volume will help expand its comprehensive suite of financial products and increase 2022 loan volume significantly.

SunPower to Focus on Residential and Light Commercial (RLC) Growth, Explore Alternatives for Commercial & Industrial Solutions (CIS) Business

Today SunPower also announced it will focus its efforts and investments in growing its Residential and Light Commercial business. As such, it is exploring strategic options for Commercial & Industrial Solutions — which serves corporations and the public sector — including new ownership. This path would optimize SunPower’s capital deployment for RLC while enabling CIS to better take advantage of its growing addressable market and opportunities like community solar, front-of-meter storage and infrastructure legislation tailwinds.

“SunPower is doubling down on residential growth. By investing in residential market expansion and technology innovation, we can put solar on more homes and provide customers with an incredible experience when they choose renewable energy. This clarity and focus will enable us to lead the industry and deliver maximum value to our investors, partners and customers,” said Faricy.

Management Conference Call Information

SunPower will host a joint conference call for analysts, investors and media to discuss the definitive transaction agreement at 5:30 a.m. PT on October 5. A live audio webcast of the conference call will be accessible at: https://edge.media-server.com/mmc/p/jo8cbs5h

About Blue Raven Solar

Blue Raven Solar was founded in 2014 and has expanded to a national top selling solar brand. The company’s mission is “to make homeowners’ lives better by reducing their energy bills, increasing reliance on clean and abundant renewable energy and providing a world-class customer experience through a reliable sales process and a speedy, high-quality installation.” Blue Raven Solar believes all homeowners should have equal opportunity to invest in simple, reliable, affordable, high-quality solar power. Visit Blue Raven Solar at www.blueravensolar.com and follow us on Instagram, Facebook, LinkedIn, and Twitter.

About SunPower

Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our expectations for the impacts of the acquisition of Blue Raven on our business and financial results, our competitive positioning, and positioning for future success following the acquisition; (b) our ability to expand into new markets and increase adoption of our financial products, including impacts on loan volume; and (c) our future strategic plans and areas of focus and investment.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (1) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships and integrate Blue Raven into our organization; (2) regulatory changes and the availability of economic incentives promoting use of solar energy; and (3) changes in public policy, including the imposition and applicability of tariffs. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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